Exhibit 10.5

                         LONG-TERM EMPLOYMENT AGREEMENT
               CALIFORNIA MOLECULAR ELECTRONICS CORP. (CALMEC(R))

THIS AGREEMENT, dated as of September 1, 2001, is made and entered into by and between California Molecular Electronics Corp., an Arizona Corporation ("CALMEC" or the "Company"), and James J. Marek, Jr. of 1080 Grande View Blvd., #828, Huntsville, AL ("Employee").

WHEREAS Employee has been employed by CALMEC under a long term employment agreement dated September l, 1997 the term of which expired on August 31, 2001, and

WHEREAS CALMEC and Employee have also entered into other agreements with each other, among which are a stock rights agreement dated June 1, 2000 ("Rights Agreement"), and a rolling stock option dated May l, 2000 ("Rolling Option"), and

WHEREAS CALMEC and Employee desire that a new long term agreement be entered into between Employee and CALMEC,

NOW  THEREFORE  EMPLOYEE  AND  CALMEC  AGREE  AS  FOLLOWS:

1. EMPLOYMENT. Upon execution of this Agreement CALMEC employs Employee and Employee accepts employment, subject to and in accordance with the terms and conditions of this Agreement.

2. TERM OF EMPLOYMENT. Employee's term of employment ("Term of Employment") will begin on September 1, 2001 and will continue for five years (until
     August  31,  2006)  unless  sooner  terminated by CALMEC in accordance with
     Section  8  below.

3. SALARY. Beginning on the Company's Actual Startup Date, as this term is defined in section 14 below, CALMEC will pay Employee a salary of $132,000 per year in the form of regular paychecks that will be issued on a weekly, bi-weekly, semi-monthly, or monthly basis in accordance with the CALMEC payroll procedures in effect at that time. Employee's compensation shall include usual fringe benefits. Prior to the Actual Startup Date, Employee will perform his duties for compensation as described in the Rolling Option agreement and Rights Agreement.

4. ADDITIONAL COMPENSATION. As additional compensation, upon the first anniversary of this agreement, Employee will be provided a seven year stock option for an additional 400,000 shares of CALMEC Common Stock at an exercise price of $6.00 per share (which the Board of Directors of CALMEC has determined is 100% of the current fair market value of the Company's common stock), vesting at 100,000 shares per year thereafter of completed employment.

5. OFFICE EXPENSE. Both parties recognize that Employee maintains a CALMEC office at his home in Huntsville, Alabama. To cover the real out of pocket expense Employee incurs for this office, Company agrees to pay Employee
     $200.00 per month for this expense, so long as this office must be maintained.

6. EMPLOYEE'S TITLE AND DUTIES. Employee shall hold the position of President and CEO, reporting to the CALMEC Board of Directors, and with responsibility for the development and operation of CALMEC and to perform other such duties as the Board may assign. EMPLOYEE TO DEVOTE FULL TIME TO CALMEC'S BUSINESS. Employee will devote full time attention and energies to the business of CALMEC during his employment.


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JAMES J. MAREK, JR. LONG TERM EMPLOYMENT AGREEMENT, 9/1/01                PAGE 2


7. EMPLOYEE'S LONG-TERM ILLNESS OR INCAPACITY. If Employee is unable to perform his obligations under this Agreement because of illness or incapacity for a period of more than nine months in any year, CALMEC may terminate this Agreement.

8. TERMINATION OF EMPLOYMENT. CALMEC may terminate this Agreement at anytime upon ten days' written notice to Employee. If CALMEC requests, Employee will continue to perform his duties and be paid his regular salary up to the date of termination. If after Actual Startup Date Employee is terminated, CALMEC will pay Employee on the date of termination a nine month's severance or the balance of his five year salary under this agreement, whichever is greater. It is understood by both parties that all payments contemplated hereunder are less taxes and social security required to be withheld.

9. EMPLOYEE'S DEATH. If Employee dies during the term of his employment, CALMEC will pay to Employee's estate any compensation due him up to the end of the month in which Employee dies.

10. ASSIGNMENT. This Agreement shall not be assignable except upon written consent of all parties hereto.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The State of Arizona, and disputes, if any, arising out of this Agreement shall be resolved by the federal or state courts of Arizona, with venue of such proceedings lying in Pima County, Arizona.

12. ENTIRE AGREEMENT. This instrument is the entire employment agreement between Company and Employee. Oral changes will have no effect. It may be altered only by a written agreement.

13. WAIVER. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

14. ACTUAL STARTUP DATE. The Actual Startup Date shall be that date, as determined by the Board of Directors, that CALMEC shall have attained capital sufficient for its operations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CALMEC:                                     Employee:

By:  /s/  Jon N. Leonard                    By:  /s/  James J. Marek, Jr.
   -----------------------------               --------------------------------
   Jon N. Leonard, Chairman                    James  J.  Marek,  Jr.


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